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                                                                   EXHIBIT 23.8

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of TCI Communications, Inc. and Tele-Communications, Inc. of our report dated February 14, 1996, relating to the combined financial statements of VII Cable which appears in the report on Form 8-K of Tele-Communications, Inc. dated June 19, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

San Jose, California
February 9, 1998